Exhibit 10.7

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is made and entered into [***], in the city of Beijing, People’s Republic of China (the “PRC”), by and between the following parties:

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd. (“Pledgee”), a wholly foreign-owned enterprise established and existing under the laws of the PRC, with its registered address at [***];

Party B:	[***] (“Pledgor”), a citizen of China, whose identity card number is [***];

Party C:	Beijing Ke Lu Internet Technology Co., Ltd., a limited liability company established and subsists under the laws of the PRC, with its registered address at [***].

For the purpose of this Agreement, the Pledgee, the Pledgor and Party C are hereinafter each referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

l.	The Pledgor is a citizen of China. On [***], the Pledgor transferred the registered capital of Party C held by the Pledgor, in the amount of RMB [***], to the Pledgee. On the signatory date of this Agreement, the Pledgor holds [***] % equity interest in Party C, representing the registered capital of Party C of RMB [***]. Party C is a limited liability company incorporated in Beijing, the PRC, which is mainly engaged in technological development; technology consultation; technological service; technology promotion; technology transfer; software development; application software service (excluding medical software); corporate planning; market research; advertisements design, production, agency and publication; enterprise management consultation; conference service; organizing exhibition and display activities; organizing cultural and artistic exchange activities (excluding performance); and economic and trade consultation. Party C hereby intends to confirm the rights and obligations of the Pledgor and the Pledgee under this Agreement and to provide the necessary assistance for the registration of the Pledge;

2.	The Pledgee is a wholly foreign-owned enterprise registered in the PRC. Party C, which is partially owned by the Pledgee and the Pledgor, entered into the Exclusive Business Cooperation Agreement (as defined below) in Beijing; the Pledgee entered into the Exclusive Purchase Option Agreement (as defined below) with the Pledgor and Party C; the Pledgor signed a Power of Attorney (as defined below) authorizing the Pledgor; the Pledgee entered into the Loan Contract (as defined below) with the Pledgor;

3.	In order to guarantee the performance by Party C and the Pledgor of their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Agreement, the Loan Contract and the Power of Attorney, the Pledgor pledged to the Pledgee all of the equity interests owned by the Pledgor in Party C to guarantee the performance by Party C and the Pledgor of their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Agreement, the Loan Contract and the Power of Attorney.

4.

5.	In order to fulfill the terms of the Transaction Documents, the Parties agree to enter into this Agreement on the following terms.

1.	Definitions

Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth herein:

1.1	Pledge: means the security right granted by the Pledgor to the Pledgee in accordance with Article 2 of this Agreement, i.e. the right enjoyed by the Pledgee to be compensated preferentially against the price of the Pledged Equity Interests pledged by the Pledgor to the Pledgee at a discount or against the price of the Pledged Equity Interests at an auction or sale.

1.2	Pledged Equity Interests: means the [***]% equity interests in Party C currently held by the Pledgor, representing the registered capital of Party C of RMB [***], as well as all equity interests in Party C held by the Pledgor in the future.

1.3	Pledge Period: means the period specified in Article 3 of this Agreement.

1.4	Transaction Documents: means the exclusive business cooperation agreement executed by Party C and the Pledgee on [***] (the “Exclusive Business Cooperation Agreement”); the Exclusive Purchase Option Agreement executed by the Pledgor, Party C and the Pledgee on [***] (the “Exclusive Purchase Option Agreement”); the borrowing agreement executed by the Pledgee and the Pledgor on [***] (the “Borrowing Agreement”) and the Power of Attorney executed by the Pledgor on [***] (the “Power of Attorney”), and any additions, modifications, amendments and/or restatements to the foregoing.

1.5	Contractual Obligations: means all obligations of the Pledgor under the Exclusive Purchase Option Agreement, the Borrowing Agreement, the Power of Attorney, and this Agreement; and all obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Agreement, and this Agreement.

1.6	Secured Debts: means all direct, indirect, and consequential losses and loss of predictable benefits suffered by the Pledgee as a result of any Event of Default by the Pledgor and/or Party C. The bases for the amount of such losses include, but is not limited to, the reasonable business plan and profit projections of the Pledgee, the service fees payable by Party C under the Exclusive Business Cooperation Agreement and all costs incurred by the Pledgee in enforcing the Pledgor and/or Party C on performing their contractual obligations.

1.7	Event of Default: means any of the circumstances set out in clause 7 of this Agreement.

1.8	Notice of Default: means a notice given by the Pledgee under this Agreement declaring an Event of Default.

2.	Pledges

2.1	The Pledgor hereby agrees to pledge the Pledged Equity Interests to the Pledgee as security for the performance of the Contractual Obligations and the repayment of the Secured Debts in accordance with this Agreement. Party C hereby agrees that the Pledged Equity Interests shall be pledged by the Pledgor to the Pledgee in accordance with this Agreement.

2.2	During the term of the pledge, the Pledgee shall be entitled to receive the bonus or dividends arising from the Pledged Equity Interests. The Pledgor may receive dividends or bonuses in respect of the Pledged Equity Interests only with the prior written consent from the Pledgee. The dividends or bonuses received by the Pledgor in respect of the Pledged Equity Interests, after deducting the personal income tax paid by the Pledgor, shall, in accordance with the request from the Pledgee, be (1) deposited into the designated account of the Pledgee, subject to the supervision of the Pledgee, and utilized to secure the Contractual Obligations and to first settle the Secured Debts, or (2) unconditionally gifted such bonus or dividends to the Pledgee or the person designated by the Pledgee, without violating the laws of the PRC.

2.3	The Pledgor may increase the capital of Party C only with the prior written consent of the Pledgee. The additional capital contribution in the registered capital of the Company by the Pledgor as a result of the increase in the capital of the Company shall also be considered as a Pledged Equity Interests.

2.4	If Party C is required to be dissolved or liquidated in accordance with the mandatory provisions of the laws of the PRC, any interests being allocated to the Pledgor in accordance with the laws of the PRC upon the completion of the dissolution or liquidation procedures of Party C in accordance with the laws of the PRC shall, at the request of the Pledgee, (1) be deposited into the designated account of the Pledgee, subject to the supervision of the Pledgor, and utilized to secure the Contractual Obligations and to first settle the Secured Debts; or (2) unconditionally gifted the Pledgee or the person designated by the Pledgee, without violating the laws of the PRC.

3.	Term of Pledge

3.1	This Pledge shall take effect from the date registering the pledge of Pledged Equity Interests under this Agreement with the corresponding market regulation authorities, and the validity period of the Pledge shall continue until all Contractual Obligations have been fulfilled and all Secured Debts have been paid. The Pledgor and Party C shall (i) register the pledge under this Agreement in the register of shareholders of Party C within three working days from the date of executing this Agreement and (ii) apply for the registration of the pledge under this Agreement with the corresponding market regulation authorities within 30 working days from the date of executing this Agreement. The Parties jointly confirm that, for the purpose of business registration for the pledge of equity interests, each Party and the other shareholders of Party C shall submit this Agreement or an equity pledge contract (hereinafter referred to as the “Business Registration Pledge Contract”) that is executed and truthfully reflects the pledge information under this Agreement, in the form required by the market regulation authority of the place where Party C is located, to the market regulation authority. Matters not agreed in the Business Registration Pledge Contract shall still be subject to this Agreement. The Pledgor and Party C shall submit all necessary documents and complete all necessary procedures in accordance with the laws and regulations of the PRC and the requirements of the relevant market regulation authorities, so as to ensure that the pledge can be registered as soon as possible after the submission of the application.

3.2	During the Term of Pledge, if the Pledgor and/or Party C fails to fulfill its Contractual Obligations or pay the Secured Debts, the Pledgee shall have the right but not the obligation to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for the Pledge

4.1	During the Term of Pledge stipulated in this Agreement, the Pledgor shall, within one week from the date of executing this Agreement, deliver to the Pledgee its certificate of capital contribution in Party C and the register of shareholders recording the pledge for safekeeping. The Pledgee shall keep custody of these documents for the entire Term of Pledge stipulated in this Agreement.

5	Representations and Warranties of the Pledgor and Party C

The Pledgor and Party C hereby jointly and severally represent and warrant to Party A as of the date of executing this Agreement as follows:

6.1	The Pledgor is the sole legal owner of the Pledged Equity Interests.

6.2	The Pledgee shall have the right to dispose of and transfer the Pledged Equity Interests in the manner provided in this Agreement.

6.3	The Pledgor has not created any other pledge rights or other security interests in the Pledged Equity Interests other than the Pledge.

6.4	The Pledgor and Party C have obtained the consents and approvals (if required) of the government departments and third parties for the execution, delivery and performance of this Agreement.

6.5	The execution, delivery and performance of this Agreement will not: (i) result in a breach of any relevant PRC law; (ii) conflict with the Articles of Association or other organizational documents of Party C; (iii) result in a breach of or constitute a default under any contract or document to which it is a party or by which it is bound; (iv) result in a breach of any license granted or approval granted to any party, and (or) any condition continued to be in effect; or (v) result in the suspension or revocation of, or the imposition of conditions on, any license or approval granted to any party.

6.	Undertakings of the Pledgor and Party C

6.1	During the subsistence period of this Agreement, the Pledgor and Party C jointly and severally undertake to the Pledgee:

6.1.1	Except for the performance of the Transaction Documents, without the prior written consent of the Pledgee, the Pledgor shall not transfer the Pledged Equity Interests or any part thereof, nor shall it create or permit the existence of any security or other debt burden on the Pledged Equity Interests;

6.1.2	The Pledgor and Party C shall observe and enforce the provisions of all laws and regulations relating to the pledge of rights, and upon receipt of a notice, directive or advice issued or made by the relevant competent authority in respect of the Pledge, shall within five (5) days produce the same to the Pledgee, and at the same time comply with the same, or make such objections and representations in respect of the aforesaid matters as may be reasonably requested by the Pledgee, or as may be agreed to by the Pledgee;

6.1.3	The Pledgor and Party C will promptly notify the Pledgee of any event or notice received that may result in an impact on the rights to the Pledged Equity Interests or any part thereof, as well as of any event or notice received that may change any of the Pledgor’s warranties or obligations hereunder, or that may have an impact on the Pledgor’s performance of its obligations hereunder.

6.1.4	Party C shall complete the registration procedures for the extension of the Business Term within three (3) months prior to the expiration of its Business Term in order to keep this Agreement in force.

6.2	The Pledgor agrees that the rights of the Pledgee over the Pledge acquired by the Pledgee in accordance with the terms of this Agreement shall not be interrupted or impeded by the Pledgor or the Pledgor’s heirs or the Pledgor’s bailor or any other person through legal proceedings.

6.3	The Pledgor warrants to the Pledgee that, for the purpose of protecting or perfecting the security of the Contractual Obligations and the Secured Debts by this Agreement, the Pledgor will in good faith execute, and cause other parties interested in the Pledge to execute, all certificates of rights, covenants and/or perform, and cause other interested parties to perform, the acts required of the Pledgee, and will facilitate for the exercise of the rights and authorizations conferred upon the Pledgee hereunder, execute all documents relating to the ownership of the Pledged Equity Interests with the Pledgee or his/her designee (natural/corporate person) and provide the Pledgee, within a reasonable period of time, with all notices, orders and decisions relating to the Pledges as he/she may deem necessary.

6.4	The Pledgor warrants to the Pledgee that the Pledgor will observe and perform all warranties, undertakings, agreements, representations and conditions under this Agreement. If the Pledgor fails to perform or does not fully perform its warranties, undertakings, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee against all losses suffered by the Pledgee as a result.

7.	Events of Default

7.1	The following matters are considered as events of default:

7.1.1	A breach by the Pledgor of any of its obligations under the Transaction Documents and/or this Agreement;

7.1.2	A breach by Party C of any of its obligations under the Transaction Documents and/or this Agreement.

7.2	The Pledgor and Party C shall immediately notify the Pledgee in writing if they know or discover that any of the matters referred to in this Clause 7.1 or the events which may lead to the said matters have occurred.

7.3	Unless an Event of Default under Clause 7.1 has been remedied at the request of the Pledgee within twenty (20) days after the Pledgee has given notice to the Pledgor and/or Party C requiring it to remedy such Default, the Pledgee may, at any time thereafter, give written notice of default to the Pledgor requesting the exercise of the Pledge pursuant to Clause 8.

8	Exercise of the Pledge

8.1	On the exercise of Pledge by the Pledgee, the Pledgee shall give written notice of default to the Pledgor.

8.2	Subject to stipulation under Clause 7.3, the Pledgee may exercise its right to dispose of the Pledge at any time after giving notice of default in accordance with Clause 8.1. Upon the Pledgee’s decision to exercise the right to dispose of the Pledge, the Pledgor shall cease to have any rights and interests in relation to the Pledged Equity Interests.

8.3	The Pledgee shall be entitled to exercise all of its rights for default remedies in accordance with the laws of the PRC, the Transaction Documents and the terms of this Agreement, including, but not limited to, the right to be compensated in priority by the discount of the Pledged Equity Interests or by the proceeds from the auction or sale of the Pledged Equity Interests, after the Pledgee has given a notice of default in accordance with Clause 8.1. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

8.4	The proceeds obtained by the Pledgee from the exercise of the Pledge shall be prioritized to pay the taxes and fees payable for the disposal of the Pledged Equity Interests and to perform the Contractual Obligations to the Pledgee as well as to repay the Secured Debts. If there is any balance after the deduction of the aforesaid amount, the Pledgee shall return the balance to the Pledgor or other person who has the right to the said amount in accordance with the relevant laws and regulations, or deposit the same with the notary office in the place where the Pledgor is located, and the Pledgor shall bear all the expenses arising therefrom; and the Pledgor shall, where permitted by the laws of the PRC, unconditionally grant the aforesaid amount to the Pledgee or the person designated by the Pledgee.

8.5	The Pledgee shall have the right to choose to exercise any default remedies to which it is entitled to at the same time or in sequence, and the Pledgee shall not be required to exercise other default remedies before exercising its right under this Agreement to be paid in priority by way of a discount on the Pledged Equity Interests or the proceeds from the auction or sale of the Pledged Equity Interests.

8.6	The Pledgee shall have the right to designate its attorney or other agent in writing to exercise its Pledge, which shall not be contested by either the Pledgor or Party C.

8.7	In the event that the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and Party C shall provide the necessary assistance to enable the Pledgee to realize its Pledge.

9.	Liability for Default

10.1	The Pledgee shall have the right to terminate this Agreement and/or claim damages from the Pledgor or Party C in the event of a material breach by the Pledgor or Party C of any of the covenants made hereunder; this Clause 9 shall be without prejudice to any other rights of the Pledgee under this Agreement;

10.2	Except as otherwise provided by law, neither the Pledgor nor Party C shall have any right to terminate or rescind this Agreement in any circumstance.

10.	ASSIGNMENT

10.1	Neither the Pledgor nor Party C shall be entitled to grant or assign its rights and obligations under this Agreement except with the prior consent of the Pledgee.

10.2	This Agreement shall be binding on the Pledgor and its successors and permitted assignees and shall be effective against the Pledgee and each of its successors and assignees.

10.3	The Pledgee may at any time assign all or any of its rights and obligations under the Transaction Documents and this Agreement to such person or persons as it may designate, in which case the assignee shall have the same rights and obligations under the Transaction Documents and this Agreement to which the Pledgor is entitled to and liable for as if it is a party to the original Agreement.

10.4	Upon the change of the Pledgee as a result of the assignment, at the request of the Pledgee, the Pledgor and/or Party C shall enter into a new Pledge Agreement with the new Pledgee with the contents consistent with this Agreement and register it with the corresponding market regulation authorities.

10.5	The Pledgor and Party C shall strictly comply with the provisions of this Agreement and other relevant agreements entered into by the Parties individually or jointly, including the Transaction Documents, perform their obligations under the Transaction Documents and refrain from any act/omission which would affect the validity and enforceability of the Agreement. The Pledgor shall not exercise its remaining right under the Pledged Equity Interests unless with the written instructions of the Pledgee.

11.	Termination

11.1	Upon full and complete performance of all Contractual Obligations and satisfaction of all Secured Debts by the Pledgor and Party C, the Pledgee shall, at the request of the Pledgor, release the Pledge of the Pledged Equity Interests under this Agreement as soon as reasonably practicable and cooperate with the Pledgor in the process of deregistration of the Pledged Equity Interests by the Pledgor in Party C’s register of shareholders as well as deregistration of the Pledged Equity Interests in the relevant market regulation authorities.

11.2	The provisions of Articles 9, 13 and 14 of this Agreement and this Article 11.2 shall continue to be effective after the termination of this Agreement.

12.	Fees and Other Charges

All costs and actual expenses in connection with this Agreement, including but not limited to the legal fees, labor costs, stamp duty and any other taxes and fees, shall be borne by Party C.

13.	Duty of confidentiality

The Parties acknowledge and confirm that any information, whether oral or written, relating to this Agreement, the contents of this Agreement, and any information exchanged between them in connection with the preparation or performance of this Agreement shall be deemed to be confidential information. Each party shall keep all such Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the other party, except: (a) any information that is or becomes known to the public (provided that such disclosure is not made by the party to whom receiving the Confidential Information to the public in an unauthorized manner); (b) any information required to be disclosed pursuant to applicable laws or regulations, stock exchange rules, or governmental or court orders; or (c) any information required to be disclosed by any party to its shareholders, directors, employees, legal or financial advisors in connection with the transactions contemplated by this Agreement and to which such shareholder, director, employee, legal or financial advisor would be subject to a duty of confidentiality similar to the one contained herein. Any disclosure by a shareholder, director, employee or organization engaged of either party shall be deemed to be a disclosure by such party and shall be subject to liability for breach of contract under this Agreement.

14.	Applicable Laws and Dispute Resolution

14.1	The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the settlement of disputes shall be governed by the laws of the PRC.

14.2	Any dispute arising out of the interpretation and performance of this Agreement shall first be resolved by the Parties to this Agreement by way of amicable negotiation. If the dispute remains unresolved within 30 days after one party has given written notice to the other party requesting for settlement by negotiation, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration by it in accordance with its arbitration rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding on the Parties.

14.3	In the event of any dispute arising out of the interpretation and performance of this Agreement or in the event that any dispute is under arbitration, the Parties hereto shall nevertheless continue to exercise their other rights and perform their other obligations under this Agreement, except for the matter in dispute.

15.	NOTICES

15.1	All notices and other communications required or given under this Agreement shall be delivered by hand, through registered mail, postage prepaid or commercial courier service, or by facsimile to the party’s address below. Each notice shall be further served by e-mail. The date on which such notice shall be deemed to have been validly served shall be determined as follows:

15.2	If the notice is delivered by hand, through courier service or registered mail, postage prepaid, the date of effective service shall be the date on which it is sent or being rejected to the address set forth as the address for the notice.

15.3	If the notice is sent by facsimile, the effective date of service shall be the date of successful transmission (which shall be evidenced by an automatically generated transmission confirmation message).

15.4	The addresses of the Parties for the purposes of the notice are as follows:

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd.

Address:	[***]

Attn: Lin Zhaowei

Party B:

[***]

Address:	[***]

Phone number:	[***]

Party C:	Beijing Ke Lu Internet Technology Co., Ltd

Address:	[***]

Attn: Lin Zhaowei

15.5	Any party may change its address for the receipt of notices by giving notice to the other parties in accordance with the provision of this Article at any time.

16.	Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall seek to replace those provisions that are invalid, illegal or unenforceable by negotiating in good faith for provisions that are valid to the fullest extent permitted by law and desired by the Parties, and the economic effect of such valid provisions shall be as similar as possible to the economic effect of those provisions that are invalid, illegal or unenforceable.

17.	Annexes

The annexes listed herein are an integral part of this Agreement.

18.	Entry into force

18.1	This Agreement shall enter into force on the date it is duly executed by the Parties.

18.2	Any amendment, supplement or variation of this Agreement shall be in writing and shall come into effect after it is signed or sealed by the Parties and subject to the required governmental registration (if required).

19.	Complete Contract

Except for written amendments, supplements or modifications made after the execution of this Agreement, this Agreement constitutes the complete contract among the Parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether oral or written, with respect to the subject matter hereof (including the Original Equity Pledge Agreement).

20.	Language and Copies

This Agreement is executed in four (4) counterparts in the Chinese language, one for each of the Pledgee, the Pledgor and Party C, with the remaining counterpart to be used for registration purposes.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Parties have caused this Equity Pledge Agreement to be executed by their authorized representatives and become effective on the date set forth at the beginning of this document.

PARTY A: Shanghai Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative

Party C: Beijing Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative

Klook - Equity Pledge Agreement - Signature Page

IN WITNESS WHEREOF, the Parties have caused this Revised and Restated Equity Pledge Agreement to be executed by their authorized representatives and become effective on the date set out at the beginning of this document.

Party B:

[***]

Signature:	[***]

Klook - Equity Pledge Agreement - Signature Page